AMENDMENT NO. 1 TO CONVERTIBLE NOTE

This Amendment No. 1 to Convertible Note (this “Amendment”) dated this __ day of October, 2013, by and among Rightscorp, Inc., a Delaware corporation (“Rightscorp Delaware”), Rightscorp, Inc., a Nevada corporation (“Pubco”) and _________ (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor is the holder of a convertible note, dated __________, of Rightscorp Delaware, in the principal amount of $________ (the “Note”);

WHEREAS, Rightscorp Delaware and Pubco contemplate entering into an agreement and plan of merger (the “Merger Agreement”), pursuant to which, among other things, a newly formed wholly-owned subsidiary of Pubco will merge into Rightscorp Delaware, such that Rightscorp Delaware will become a wholly-owned subsidiary of Pubco (the “Merger”);

WHEREAS, to facilitate effectuation of the Merger, the Investor, Rightscorp Delaware and Pubco desire to amend the Note as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Upon the closing of the Merger, the Note (including any outstanding principal and interest thereon) will not be convertible into securities of Rightscorp Delaware, but will be convertible only into common stock of Pubco, at a conversion price equal to the quotient obtained by dividing the conversion price in effect on the date hereof by the ratio under which, under the Merger Agreement, shares of common stock of Rightscorp Delaware will be cancelled in exchange for the right to receive shares of common stock of Pubco. Solely by way of illustration, if the conversion price under the Note as of the date hereof is $0.37, and under the Merger Agreement, holders of shares of common stock of Rightscorp Delaware will receive, in exchange for the cancellation of their shares of common stock, the right to receive 2.9 shares of common stock of Pubco for each cancelled share of common stock of Rightscorp Delaware, the conversion price under the Note, effective upon the closing of the Merger, will be $0.1276.

2. Except as modified herein, the terms of the Note shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor, Rightscorp Delaware and Pubco have executed this Amendment as of the date first written above.

Rightscorp Delaware:

Rightscorp, Inc.

By:
Name:
Title:

Pubco:

Rightscorp, Inc.

By:
Name:
Title:

Investor:

Name: